Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diplomat Pharmacy, Inc.

Flint, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199244) of Diplomat Pharmacy, Inc. of our reports dated February 29, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Diplomat Pharmacy, Inc., which appear in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan
February 29, 2016